UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------------------X
                                                   :
In re                                              :      Chapter 11 Cases Nos.
                                                   :
AI REALTY MARKETING OF NEW YORK,                   :
INC., LASER ACQUISITION CORP., DDG I,              :      01-40252 (AJG) through
INC., SUNBEAM AMERICAS                             :      01-40290 (AJG)
HOLDINGS, LTD., et al.,                            :
                                                   :
                                                   :
                                                   :
                                                   :
                    Debtors.                       :      (Jointly Administered)
                                                   :
---------------------------------------------------X




                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE






                           WEIL, GOTSHAL & MANGES LLP
                           Attorneys for the Debtors
                           767 Fifth Avenue
                           New York, New York 10153
                           (212) 310-8000








Dated: New York, New York
       February 6, 2001

                                TABLE OF CONTENTS
                                                                            Page



Article I      DEFINITIONS AND CONSTRUCTION OF TERMS...........................1

         1.1   Administrative Expense Claim....................................1

         1.2   Affiliate.......................................................1

         1.3   Affiliate Claim.................................................2

         1.4   Assumed Corporate Indemnities...................................2

         1.5   Assumed Indemnification Claims..................................2

         1.6   Bank Credit Agreement...........................................2

         1.7   Banks...........................................................2

         1.8   Bankruptcy Code.................................................2

         1.9   Bankruptcy Court................................................2

         1.10  Bankruptcy Rules................................................2

         1.11  Business Day....................................................2

         1.12  Cash............................................................2

         1.13  Causes of Action................................................2

         1.14  Chapter 11 Cases................................................2

         1.15  Claim...........................................................2

         1.16  Class...........................................................2

         1.17  Collateral......................................................3

         1.18  Commencement Date...............................................3

         1.19  Confirmation Date...............................................3

         1.20  Confirmation Hearing............................................3

         1.21  Confirmation Order..............................................3

         1.22  Debtor Affiliate Claim..........................................3

         1.23  Debtor Guarantors...............................................3

         1.24  Debtors.........................................................3

         1.25  Debtors in Possession...........................................3

         1.26  Disclosure Statement............................................3

         1.27  Effective Date..................................................3

         1.28  Entity..........................................................3

         1.29  Equity Interest.................................................4

         1.30  Final Order.....................................................4

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

         1.31  GECC means General Electric Credit Corporation..................4

         1.32  General Unsecured Claim.........................................4

         1.33  Insured Claim...................................................4

         1.34  Lien............................................................4

         1.35  New Bank Guarantee and Security Agreement.......................4

         1.36  New Sunbeam Corporation Secured Debt............................4

         1.37  Non-Debtor Affiliates...........................................4

         1.38  Non-Debtor Affiliate Claim......................................5

         1.39  Other Priority Claim............................................5

         1.40  Other Secured Claim.............................................5

         1.41  Person..........................................................5

         1.42  Plan............................................................5

         1.43  Plan Supplement.................................................5

         1.44  Post-Petition Banks.............................................5

         1.45  Post-Petition Bank Credit Agreement.............................5

         1.46  Priority Tax Claim..............................................5

         1.47  Releasees.......................................................5

         1.48  Reorganized Debtor Guarantors...................................5

         1.49  Reorganized Debtors.............................................5

         1.50  Reorganized Debtors By-laws.....................................5

         1.51  Reorganized Debtors Certificates of Incorporation...............5

         1.52  Schedules.......................................................6

         1.53  Secured Bank Claims.............................................6

         1.54  Secured Claim...................................................6

         1.55  Sunbeam Affiliate Claim.........................................6

         1.56  Sunbeam Corporation Plan........................................6

Article II     TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
               PRIORITY TAX CLAIMS.............................................6

         2.1   Administrative Expense Claims...................................6

         2.2   Professional Compensation and Reimbursement Claims..............6

         2.3   Priority Tax Claims.............................................7

Article III    CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...................7

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

Article IV     TREATMENT OF CLAIMS AND EQUITY INTERESTS........................7

         4.1   CLASS 1 -- OTHER PRIORITY CLAIMS................................7

                          (a)  Impairment and Voting...........................7

                          (b)  Distributions...................................7

         4.2   CLASS 2 -- OTHER SECURED CLAIMS.................................8

                          (a)  Impairment and Voting...........................8

                          (b)  Distributions/Reinstatement of Claims...........8

         4.3   CLASS 3 -- SECURED BANK CLAIMS..................................8

                          (a)  Impairment and Voting...........................8

                          (b)  Distributions...................................8

         4.4   CLASS 4 -- GENERAL UNSECURED CLAIMS.............................8

                          (a)  Impairment and Voting...........................8

                          (b)  Distributions/Reinstatement of Claims...........8

         4.5   CLASS 5 -- AFFILIATE CLAIMS.....................................8

                          (a)  Impairment and Voting...........................8

                          (b)  Distributions/Reinstatement of Claims...........9

         4.6   CLASS 6 -- EQUITY INTERESTS.....................................9

                          (a)  Impairment and Voting...........................9

                          (b)  Distributions/Reinstatement.....................9

Article V      EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................9

         5.1   Assumption or Rejection of Executory Contracts
               and Unexpired Leases............................................9

                          (a)  Executory Contracts and Unexpired Leases........9

                          (b)  Schedules of Rejected Executory Contracts and
                               Unexpired Leases; Inclusiveness.................9

                          (c)  Insurance Policies..............................9

                          (d)  Approval of Assumption, Assumption and
                               Assignment or Rejection of Executory Contracts
                               and Unexpired Leases...........................10

                          (e)  Cure of Defaults...............................10

                          (f)  Bar Date for Filing Proofs of Claim Relating
                               to Executory Contracts and Unexpired Leases
                               Rejected Pursuant to the Plan..................10

                          (g)  Assumed Indemnification Obligations............10

                          (h)  Compensation and Benefit Programs..............10

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

         5.2   Retiree Benefits...............................................10

Article VI     IMPLEMENTATION OF THE PLAN.....................................11

         6.1   General........................................................11

         6.2   Boards of Directors of Reorganized Debtors.....................11

         6.3   Officers of Reorganized Debtors................................11

         6.4   By-laws and Certificates of Incorporation......................11

         6.5   Cancellation of Certain Securities.............................11

         6.6   Restructuring Transactions.....................................11

Article VII    EFFECT OF CONFIRMATION OF PLAN.................................11

         7.1   Term of Bankruptcy Injunction or Stays.........................11

         7.2   Revesting of Assets............................................11

         7.3   Claims Extinguished............................................12

         7.4   Discharge of Debtors...........................................12

         7.5   Injunction.....................................................12

Article VIII   CONFIRMATION AND EFFECTIVENESS OF THE PLAN.....................12

         8.1   Conditions Precedent to Confirmation...........................12

         8.2   Conditions Precedent to Effectiveness..........................13

         8.3   Effect of Failure of Conditions................................14

         8.4   Waiver of Conditions...........................................14

Article IX     RETENTION OF JURISDICTION......................................14

Article X      MISCELLANEOUS PROVISIONS.......................................15

         10.1  Effectuating Documents and Further Transactions................15

         10.2  Corporate Action...............................................15

         10.3  Exemption from Transfer Taxes..................................15

         10.4  Releases of Releasees..........................................15

         10.5  Limited Release by Releasees...................................15

         10.6  Exculpation....................................................16

         10.7  Post-Effective Date Fees and Expenses..........................16

         10.8  Payment of Statutory Fees......................................16

         10.9  Amendment or Modification of the Plan..........................16

         10.10 Severability...................................................16

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

         10.11 Revocation or Withdrawal of the Plan...........................16

         10.12 Binding Effect.................................................17

         10.13 Notices........................................................17

         10.14 Governing Law..................................................17

         10.15 Withholding and Reporting Requirements.........................17

         10.16 Plan Supplement................................................18

         10.17 Sections 1125 and 1126 of the Bankruptcy Code..................18

         10.18 Allocation of Plan Distributions...............................18

         10.19 Headings.......................................................18

         10.20 Exhibits/Schedules.............................................18

         10.21 Filing of Additional Documents.................................19

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------x
                                            :
In re                                       :        Chapter 11 Case Nos.
                                            :
AI REALTY MARKETING OF NEW YORK, INC.,      :
LASER ACQUISITION CORP., DDG I, INC.,       :        01-___ (___) through
SUNBEAM AMERICAS HOLDINGS, LTD., et al.,    :        01-___ (___)
                                            :
                                            :
                   Debtors.                 :        Jointly Administered
                                            :
--------------------------------------------x


                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         AI Realty Marketing of New York, Inc.; Laser Acquisition Corporation, DDG I, Inc.; Sunbeam Americas Holdings, Ltd.; Beacon Exports, Inc.; BRK Brands, Inc.; CC Outlet, Inc.; CMO, Inc.; Coleman Argentina, Inc.; Coleman International Holdings, LLC; Coleman Powermate, Inc.; Coleman Puerto Rico, Inc.; Coleman Venture Capital, Inc.; Coleman Worldwide Corp.; Family Gard, Inc.; First Alert, Inc.; General Archery Industries, Inc.; GHI I, Inc.; JGK, Inc.; Kaimona, Inc.; Kansas Acquisition Corp.; L.A. Services, Inc.; Nippon Coleman, Inc.; Packs & Travel Corporation; Pearson Holdings, Inc.; PH III, Inc.; River View Corporation of Barling, Inc.; SI II, Inc.; Sierra Corporation of Fort Smith, Inc.; Sunbeam Health & Safety Company; Sunbeam Latin America, LLC; Sunbeam Products, Inc.; Sunbeam Services, Inc.; Survival Gear, Inc.; Thalia Products Inc.; The Coleman Company, Inc.; THL-FA IP Corp; Vero Dunes Venturer, Inc.; and Woodcraft Equipment Company, propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                   ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

         Definitions. As used herein, the following terms have the respective meanings specified below:

         1.1 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code and any fees or charges assessed against the estate of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

         1.2 Affiliate has the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

         1.3 Affiliate Claim means any Debtor Affiliate Claim, Non-Debtor Affiliate Claim and Sunbeam Affiliate Claim.

         1.4 Assumed Corporate Indemnities mean any obligation of the Debtors to defend, indemnify, reimburse or limit the liability of their present and any former officers, directors and/or employees who were officers, directors and/or employees, respectively, on or after the Commencement Date, solely in their capacity as officers, directors and/or employees, against any claims or obligations pursuant to the Debtors' certificates of incorporation or by-laws, applicable state law or specific agreement, or any combination of the foregoing.

         1.5 Assumed Indemnification Claims mean all Claims, if any, as to which the claimant asserts rights based only upon the Assumed Corporate Indemnities.

         1.6 Bank Credit Agreement means that certain Senior Credit Agreement, dated as of March 30, 1998, among Sunbeam Corporation, the Debtor Guarantors, certain non-debtor guarantors and the Banks, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the Senior Credit Agreement, as same may have been amended, supplemented, modified, extended, replaced, refinanced, renewed or restated as of the Commencement Date.

         1.7 Banks means, collectively, the agents and lenders that are from time to time parties to the Bank Credit Agreement.

         1.8 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

         1.9 Bankruptcy Court means the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

         1.10 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

         1.11 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

         1.12 Cash means legal tender of the United States of America.

         1.13 Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date.

         1.14 Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

         1.15 Claim has the meaning set forth in section 101 of the Bankruptcy Code.

         1.16 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

         1.17 Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.18 Commencement Date means February 6, 2001, the date on which the Debtors commenced the Chapter 11 Cases.

         1.19 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

         1.20 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         1.21 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         1.22 Debtor Affiliate Claim means any Claim, whether secured or unsecured, of a Debtor against another Debtor.

         1.23 Debtor Guarantors means, collectively, Beacon Exports, Inc.; BRK Brands, Inc.; CC Outlet, Inc.; CMO, Inc.; Coleman Argentina, Inc.; Coleman International Holdings, LLC; Coleman Powermate, Inc.; Coleman Puerto Rico, Inc.; Coleman Venture Capital, Inc.; Coleman Worldwide Corp.; DDG I, Inc.; First Alert, Inc.; GHI I, Inc.; JGK, Inc.; Kaimona, Inc.; Kansas Acquisition Corp.; L.A. Services, Inc.; Laser Acquisition Corp.; Nippon Coleman, Inc.; Packs & Travel Corporation; PH III, Inc.; SI II, Inc.; Sunbeam Americas Holdings, Ltd.; Sunbeam Health & Safety Company; Sunbeam Latin America, LLC; Sunbeam Products, Inc.; Sunbeam Services, Inc.; Survival Gear, Inc.; Thalia Products Inc.; The Coleman Company, Inc.; THL-FA IP Corp; Vero Dunes Venturer, Inc.; and Woodcraft Equipment Company.

         1.24 Debtors means, collectively, AI Realty Marketing of New York, Inc.; Laser Acquisition Corporation; DDG I, Inc.; Sunbeam Americas Holdings, Ltd.; Beacon Exports, Inc.; BRK Brands, Inc.; CC Outlet, Inc.; CMO, Inc.; Coleman Argentina, Inc.; Coleman International Holdings, LLC; Coleman Powermate, Inc.; Coleman Puerto Rico, Inc.; Coleman Venture Capital, Inc.; Coleman Worldwide Corp.; Family Gard, Inc.; First Alert, Inc.; General Archery Industries, Inc.; GHI I, Inc.; JGK, Inc.; Kaimona, Inc.; Kansas Acquisition Corp.; L.A. Services, Inc.; Nippon Coleman, Inc.; Packs & Travel Corporation; Pearson Holdings, Inc.; PH III, Inc.; River View Corporation of Barling, Inc.; SI II, Inc.; Sierra Corporation of Fort Smith, Inc.; Sunbeam Health & Safety Company; Sunbeam Latin America, LLC; Sunbeam Products, Inc.; Sunbeam Services, Inc.; Survival Gear, Inc.; Thalia Products Inc.; The Coleman Company, Inc.; THL-FA IP Corp; Vero Dunes Venturer, Inc.; and Woodcraft Equipment Company.

         1.25 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

         1.26 Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

         1.27 Effective Date means the first Business Day on which the conditions specified in Section 8.1 of the Plan have been satisfied or waived.

         1.28 Entity shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

         1.29 Equity Interest means any share of common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

         1.30 Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

         1.31 GECC means General Electric Credit Corporation.

         1.32 General Unsecured Claim means any Claim other than a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Other Priority Claim and Affiliate Claim.

         1.33 Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies.

         1.34 Lien has the meaning set forth in section 101 of the Bankruptcy Code.

         1.35 New Bank Guarantee and Security Agreement means the guarantee of the New Secured Debt and the security agreements relating to such guarantee, and all related documents and instruments to be executed and delivered by the Debtor Guarantors pursuant to Section 4.3 of the Plan.

         1.36 New Sunbeam Corporation Secured Debt means the secured debt issued to the Banks by Sunbeam Corporation pursuant to the Sunbeam Corporation Plan.

         1.37 Non-Debtor Affiliates means, collectively, Application Des Gaz, S.A.S. (France); Bafiges S.A.S. (France); BRK Brands Europe Limited (England and Wales); BRK Brands Pty Limited (Australia); BRK Electronics (Europe); BRK Electronics S.A. (Belgium); Camping Gaz CS Spol S.R.O. (Czech Republic); Camping Gaz GmbH (Austria); Camping Gaz Great Britain, L.T.D. (Great Britain); Camping Gaz International Deutschland GmbH (Germany); Camping Gaz International Portugal, L.T.D. (Portugal); Camping Gaz Italie S.r.L. (Italy); Camping Gaz Kft (Hungary); Camping Gaz Suisse A.G. (Switzerland); Coleman Argentina S.A. (Argentina); Coleman Asia Limited (Hong Kong); Coleman Benelux B.V. (Netherlands); Coleman do Brasil Ltda. (Brasil); Coleman Deutschland GmbH (Germany); Coleman Europe S.A./N.V. (Belgium); Coleman Japan Company, Ltd. (Japan); Coleman Life Styles KK (Japan); Coleman SVB S.r.L (Italy); Electronica BRK de Mexico (Mexico); Oster de Venezuela (Venezuela); Oster GmbH (Germany); Oster International GmbH (Germany); Productos Coleman, S.A. (Spain); SI China Ventures, Ltd. (Hong Kong); Sunbeam Corporation (Canada) Limited (Ontario) ; Sunbeam Europe Limited (UK); Sunbeam Holdings S.A. de C.V. (Mexico); Sunbeam International (Asia), Ltd.; Sunbeam International (Asia), Ltd. (Hong Kong); Sunbeam Mexicana S.A. de C.V. (Mexico); Sunbeam-Oster de Acuna S.A. de C.V. (Mexico); Sunbeam-Oster de Matarmoros S.A. de C.V. (Mexico); and Sunbeam-Oster International (FSC), Inc. (Barbados).

         1.38 Non-Debtor Affiliate Claim means any Claim, whether secured or unsecured, of a Non-Debtor Affiliate against a Debtor.

         1.39 Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

         1.40 Other Secured Claim means any Secured Claim, other than Secured Bank Claims and Affiliate Claims that are Secured Claims.

         1.41 Person shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

         1.42 Plan means this chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

         1.43 Plan Supplement means the forms of documents specified in Section
10.17 of the Plan.

         1.44 Post-Petition Banks means, collectively, the agents and lenders that are from time to time parties to the Post-Petition Credit Agreement.

         1.45 Post-Petition Bank Credit Agreement means that certain Revolving Credit and Guarantee Agreement, dated as of February 6, 2001, among Sunbeam Corporation, the subsidiaries of Sunbeam Corporation parties thereto, and the agents and lenders from time to time parties thereto, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the Post-Petition Credit Agreement, as the same may have been amended, restated, supplemented or otherwise modified from time to time.

         1.46 Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.47 Releasees means all present and former officers and directors of the Debtors who were directors or officers, respectively, on or after the Commencement Date, and any other Persons who serve or served as members of management of the Debtors on or after the Commencement Date, all present and former Banks and Post-Petition Banks, all present and former officers and directors and other Persons who serve or served as members of the management of any present or former Bank and Post-Petition Bank, and all advisors, consultants or professionals of or to the Debtors, the Banks and the Post-Petition Banks.

         1.48 Reorganized Debtor Guarantors means the Debtor Guarantors on and after the Effective Date.

         1.49 Reorganized Debtors means the Debtors on and after the Effective Date.

         1.50 Reorganized Debtors By-laws means the amended and restated By-laws of the Reorganized Debtors, which shall be in substantially the form contained in the Plan Supplement.

         1.51 Reorganized Debtors Certificates of Incorporation means the amended and restated Certificates of Incorporation of the Reorganized Debtors, which shall be in substantially the form contained in the Plan Supplement.

         1.52 Schedules means the schedule of assets and liabilities, the list of holders of Equity Interests and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto.

         1.53 Secured Bank Claims means all Claims of the Banks against the Debtors arising under or in connection with the Bank Credit Agreement, including, without limitation, any Claims of the Banks that are converted to postpetition administrative expense claims pursuant to any order of the Bankruptcy Court approving the provision of adequate protection to holders of Secured Bank Claims.

         1.54 Secured Claim means any Claim, to the extent reflected in the Schedules as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff, including, without limitation, Secured Bank Claims and Other Secured Claims.

         1.55 Sunbeam Affiliate Claim means any Claim of Sunbeam Corporation, whether secured or unsecured, against any Debtor.

         1.56 Sunbeam Corporation Plan means the chapter 11 plan of reorganization proposed by Sunbeam Corporation in its separately administered chapter 11 case pending in the Bankruptcy Court.

         Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         2.1 Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Administrative Expense Claim agrees to a less favorable treatment, each holder of an Administrative Expense Claim shall receive Cash in an amount equal to such Administrative Expense Claim on the Effective Date or as soon thereafter as is practicable; provided, however, that Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession shall be paid in full and performed by the applicable Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

         2.2 Professional Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is 60 days after the

Effective Date, or such other date as may be fixed by the Bankruptcy Court and
(b) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are allowed by the Bankruptcy Court (i) on the date of such allowance, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Reorganized Debtors.

         2.3 Priority Tax Claims. Except to the extent that a holder of a Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of a Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Priority Tax Claim, at the option of the Reorganized Debtors, (a) Cash in an amount equal to such Priority Tax Claim on the Effective Date or as soon thereafter as is practicable or (b) equal annual Cash payments in an aggregate amount equal to such Priority Tax Claim, together with interest at a fixed annual rate equal to 8.0%, over a period through the sixth anniversary of the date of assessment of such Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Priority Tax Claim; provided, however, that the Debtors must obtain the consent of the Banks in order to elect option (a).

                                  ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

        Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests, are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

Class                                                                 Status
-----                                                                 ------
Class 1 -- Other Priority Claims                                      Unimpaired

Class 2 -- Other Secured Claims                                       Unimpaired

Class 3 -- Secured Bank Claims                                        Impaired

Class 4 -- General Unsecured Claims                                   Unimpaired

Class 5 -- Affiliate Claims                                           Unimpaired

Class 6 -- Equity Interests                                           Unimpaired

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

         4.1 CLASS 1 -- OTHER PRIORITY CLAIMS.

         (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Except to the extent that a holder of an Other Priority Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Other Priority Claim shall receive, in full and complete settlement, satisfaction and discharge of its Other Priority Claim, Cash in an amount equal to such Other Priority Claim on the Effective Date or as soon thereafter as is practicable.

         4.2 CLASS 2 -- OTHER SECURED CLAIMS.

         (a) Impairment and Voting. Class 2 is unimpaired by the Plan. Each holder of an Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions/Reinstatement of Claims. Except to the extent that a holder of an Other Secured Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Other Secured Claim shall, in full and complete settlement, satisfaction and discharge of its Other Secured Claim, at the sole option of the Reorganized Debtors, (i) be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, (ii) receive Cash in an amount equal to such Other Secured Claim, including any interest on such Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the Effective Date or as soon thereafter as is practicable or (iii) receive the Collateral securing its Other Secured Claim and any interest on such Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the Effective Date or as soon thereafter as is practicable.

         4.3 CLASS 3 -- SECURED BANK CLAIMS.

         (a) Impairment and Voting. Class 3 is impaired by the Plan. Each holder of a Secured Bank Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, holders of Secured Bank Claims as of the Record Date shall receive, in full and complete settlement, satisfaction, release and discharge of their Secured Bank Claims against the Debtors, (i) the guarantees and Liens granted pursuant to the New Bank Guarantee and Security Agreement; and (ii) the releases set forth in Section 10.4 of the Plan. In addition, each holder of a Secured Bank Claim shall be entitled to retain all amounts paid to it or on its behalf as adequate protection or otherwise, and the Reorganized Debtors will continue to pay the professional fees of the holders of Secured Bank Claims after the Confirmation Date with respect to matters relating to the Plan or the Chapter 11 Cases in accordance with the terms and conditions of the orders approving the Post-Petition Credit Agreement.

         4.4 CLASS 4 -- GENERAL UNSECURED CLAIMS

         (a) Impairment and Voting. Class 4 is unimpaired by the Plan. Each holder of a General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions/Reinstatement of Claims. To the extent not paid prior to the Effective Date and except to the extent that a holder of a General Unsecured Claim agrees to a different treatment, each General Unsecured Claim shall be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

         4.5 CLASS 5 -- AFFILIATE CLAIMS

         (a) Impairment and Voting. Class 5 is unimpaired by the Plan. Each holder of an Affiliate Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions/Reinstatement of Claims. Each Affiliate Claim shall be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

         4.6 CLASS 6 -- EQUITY INTERESTS

         (a) Impairment and Voting. Class 6 is unimpaired by the Plan. Each holder of an Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions/Reinstatement. The Equity Interests shall be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code and shall remain outstanding on and after the Effective Date, except as otherwise provided in the Plan.

                                   ARTICLE V

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         5.1 Assumption or Rejection of Executory Contracts and Unexpired
Leases.

         (a) Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any Person or Entity shall be deemed assumed by the Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date or
(iii) that is set forth in Schedule 5.1(a)(x) (executory contracts) or Schedule 5.1(a)(y) (unexpired leases), which Schedules shall be included in the Plan Supplement; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 5.1(a)(x) or 5.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed by the Debtors or rejected. The Debtors shall provide notice of any amendments to Schedules 5.1(a)(x) or 5.1(a)(y) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 5.1(a)(x) and 5.1(a)(y) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

         (b) Schedules of Rejected Executory Contracts and Unexpired Leases; Inclusiveness. Each executory contract and unexpired lease listed or to be listed on Schedules 5.1(a)(x) or 5.1(a)(y) that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 5.1(a)(x) or 5.1(a)(y) and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedules 5.1(a)(x) or 5.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously has been assumed or assumed and assigned by the Debtors.

         (c) Insurance Policies. All of the Debtors' insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any holder of an Insured Claim shall be in accordance with the treatment provided under Article IV of the Plan. Nothing contained in this Section 5.1(c) shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

         (d) Approval of Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 5.1(a) hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign or reject the unexpired leases specified in Section 5.1(a) hereof through the date of entry of an order approving the assumption, assumption and assignment or rejection of such unexpired leases and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to
Section 5.1(a) hereof.

         (e) Cure of Defaults. Except as may otherwise be agreed to by the parties, within 30 days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to Section 5.1(a) hereof, in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

         (f) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 5.1 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, by no later than 30 days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 5.1(a)(x) or 5.1(a)(y). All such Claims not filed within such time will be forever barred from assertion against the Debtors and their estates and the Reorganized Debtors and their property.

         (g) Assumed Indemnification Obligations. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the Assumed Indemnification Obligations. The Assumed Indemnification Obligations shall, in all respects, irrespective of whether such obligations arise under contracts or executory contracts, survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

         (h) Compensation and Benefit Programs. Except as provided in Section 5.1(a) of the Plan, all savings plans, retirement plans, health care plans, severance plans, performance-based incentive plans, retention plans, workers' compensation programs and life, disability, directors and officers liability and other insurance and similar plans are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtors in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

         5.2 Retiree Benefits. Payments, if any, due to any Person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits.

                                   ARTICLE VI

                           IMPLEMENTATION OF THE PLAN

         6.1 General. On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the Boards of Directors of the Reorganized Debtors.

         6.2 Boards of Directors of Reorganized Debtors. The members of the Boards of Directors of the Debtors immediately prior to the Effective Date shall serve as the initial members of the Boards of Directors of the Reorganized Debtors on and after the Effective Date. Each of the members of such initial Boards of Directors shall serve in accordance with the applicable Reorganized Debtor Certificate of Incorporation or Reorganized Debtor By-laws, as the same may be amended from time to time.

         6.3 Officers of Reorganized Debtors. The officers of the Debtors immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable nonbankruptcy law.

         6.4 By-laws and Certificates of Incorporation. The Reorganized Debtors By-laws and the Reorganized Debtors Certificates of Incorporation shall contain provisions necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law and (b) to effectuate the provisions of the Plan.

         6.5 Cancellation of Certain Securities. On the Effective Date, the promissory notes and any and all other instruments or documents evidencing any Secured Bank Claim shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the Bank Credit Agreement shall be discharged.

         6.6 Restructuring Transactions. On or as of the Effective Date, within the sole and exclusive discretion of the Debtors, any or all of the Debtors may, subject to the approval of the Banks, cause any or all of the Debtors to be merged into one or more of the Debtors or dissolved, cause the transfer of assets between and among the Debtors or engage in any other transactions in furtherance of the Plan. Any such mergers, dissolutions or asset transfers shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

                                  ARTICLE VII

                         EFFECT OF CONFIRMATION OF PLAN

         7.1 Term of Bankruptcy Injunction or Stays. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         7.2 Revesting of Assets.

         (a) On the Effective Date, except as otherwise provided for in the Plan, the property of the estates of the Debtors shall vest in the Reorganized Debtors.

         (b) From and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

         (c) As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan.

         7.3 Claims Extinguished. As of the Effective Date, any and all avoidance claims accruing to the Debtors and Debtors in Possession under sections 502(d), 544, 545, 547, 548, 549, 550 and 551 of the Bankruptcy Code and then pending, shall be extinguished.

         7.4 Discharge of Debtors. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, or any of their assets or properties. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full and (b) all Persons shall be precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

         7.5 Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtors, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and Causes of Action which are extinguished, dismissed or released pursuant to the Plan, including, without limitation, the claims extinguished pursuant to
Section 7.3 of the Plan and the Causes of Action released pursuant to Sections
10.4 and 10.5 of the Plan. Such injunction shall extend to successors of the Debtors, including, without limitation, the Reorganized Debtors and their properties and interests in property.

                                  ARTICLE VIII

                   CONFIRMATION AND EFFECTIVENESS OF THE PLAN

         8.1 Conditions Precedent to Confirmation. The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Section 8.4 of the Plan:

         (a) The Class of holders of Secured Bank Claims (Class 3) shall have voted to accept the Plan by the requisite statutory majorities provided in section 1126(c) of the Bankruptcy Code;

         (b) The class of Bank claims in the Sunbeam Corporation Plan shall have voted to accept the Sunbeam Corporation Plan by the requisite statutory majorities provided in section 1126(c) of the Bankruptcy Code;

         (c) All exhibits to the Plan and the Sunbeam Corporation Plan, including those contained in the Plan Supplement, shall be in form and substance acceptable to the Banks;

         (d) No default or event of default under the Postpetition Revolving Credit and Guarantee Agreement shall have occurred and be continuing;

         (e) No default or event of default under the postpetition receivables program provided by GECC or the documents related thereto shall have occurred and be continuing, the postpetition receivables program provided by GECC shall be in full force and effect, and no reduction in the availability under the postpetition receivables program provided by GECC shall have occurred;

         (f) GECC shall have agreed to continue its postpetition receivables program after the effectiveness of the Plan on terms acceptable to the Banks and the Debtors, or another receivables financing source, acceptable to the Banks and the Debtors, shall have agreed to provide receivables financing to the Debtors after the effectiveness of the Plan on terms acceptable to the Banks and the Debtors;

         (g) No material adverse effect on the business, assets, operations, property, condition (financial or otherwise) of Sunbeam Corporation or any of its subsidiaries (other than inactive subsidiaries) shall have occurred and be continuing;

         (h) No material unanticipated claims shall have been filed or asserted in the Debtors' Chapter 11 Cases or the Sunbeam Corporation chapter 11 case; and

         (i) One or more financial institutions acceptable to the Banks and the Debtors shall have agreed to provide a working capital credit facility to Sunbeam Corporation and the Debtors after the effectiveness of the Plan and the Sunbeam Corporation Plan on terms acceptable to the Banks and the Debtors.

         8.2 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 8.4 of the Plan:

         (a) The order confirming the Sunbeam Corporation Plan, in form and substance acceptable to the Debtors and the Banks, shall have been signed by the Bankruptcy Court on or before June 15, 2001, and shall have become a Final Order;

         (b) the Confirmation Order, in form and substance acceptable to the Debtors and the Banks, shall have been signed by the Bankruptcy Court on or before June 15, 2001, and shall have become a Final Order;

         (c) the Effective Date shall have occurred on or before July 1, 2001;

         (d) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

         (e) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan; and

         (f) each of the Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-laws, in form and substance acceptable to the Debtors and the Banks, shall have been effected or executed.

         8.3 Effect of Failure of Conditions. In the event that one or more of the conditions specified in Section 8.1 of the Plan have not occurred on or before one year after the Confirmation Date, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

         8.4 Waiver of Conditions. The Debtors may waive, with the consent of the Banks, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent set forth in Sections 8.1 and 8.2 of the Plan (other than the conditions set forth in Section 8.1(a), 8.1(b), 8.2(a) (except as to timing) and 8.2(b) (except as to timing)).

                                   ARTICLE IX

                            RETENTION OF JURISDICTION

        The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

         (b) To hear and determine any and all adversary proceedings, applications and contested matters;

         (c) To hear and determine any objections to Administrative Expense Claims or Claims;

         (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

         (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

         (f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

         (h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

         (i) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

         (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

         (k) To hear any other matter not inconsistent with the Bankruptcy Code; and

         (l) To enter a final decree closing the Chapter 11 Cases.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.1 Effectuating Documents and Further Transactions. The Debtors and Reorganized Debtors are authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

         10.2 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtors or Reorganized Debtors, including, without limitation, the authorization to issue or cause to be the New Bank Guarantee and Security Agreement, the effectiveness of the Reorganized Debtors Certificates of Incorporation, the Reorganized Debtors By-laws, and the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretaries of State of the states in which they are incorporated, to the extent required by the applicable general corporation law of such states.

         10.3 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including, without limitation, the sales, if any, by the Debtors of owned property or assets pursuant to section 363(b) of the Bankruptcy Code and the assumptions, assignments and sales, if any, by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         10.4 Releases of Releasees. As of the Effective Date, the Debtors and the Debtors in Possession and each holder of a Claim against or Equity Interest in the Debtors or Debtors in Possession release all of the Releasees from any and all Causes of Action held by, assertable on behalf of or derivative from the Debtors or the Debtors in Possession or such holder, in any way relating to the Debtors, the Debtors in Possession, the Chapter 11 Cases, the Plan, negotiations regarding or concerning the Plan and the ownership, management and operation of the Debtors; provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of any express contractual obligation owing by any former director, officer or employee to the Debtors or any reimbursement obligation of any former director, officer or employee with respect to a loan or advance made by the Debtors to such former director, officer or employee.

         10.5 Limited Release by Releasees. Except as otherwise provided under the Plan, as of the Effective Date, each of the Releasees, in any capacity, generally releases the Debtors and the Debtors in Possession, in each case in any capacity, from any and all Causes of Action held by, assertable on behalf of or derivative from such Releasee, in any way relating to the Debtors, the Debtors in Possession, the Chapter 11 Cases, the Plan, negotiations regarding or concerning the Plan and the ownership, management and operation of the Debtors.

         10.6 Exculpation. None of the Debtors, the Reorganized Debtors, the Banks, the Post-Petition Banks or GECC or any of their respective members, officers, directors, employees, advisors, professionals or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, Reorganized Debtors, the Banks, the Post-Petition Banks and GECC and each of their respective members, officers, directors, employees, advisors, professionals and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         10.7 Post-Effective Date Fees and Expenses. From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

         10.8 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

         10.9 Amendment or Modification of the Plan. Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. Subject to obtaining the approval of the Banks, the Plan may be altered, amended or modified by the Debtors at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

         10.10 Severability. In the event that the Bankruptcy Court determines that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

         10.11 Revocation or Withdrawal of the Plan. Subject to obtaining the approval of the Banks, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

         10.12 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

         10.13 Notices. All notices, requests and demands to or upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         If to the Debtors or Reorganized Debtors:

         Sunbeam Products, Inc.
         2381 Executive Center Road
         Boca Raton, Florida  33431
         Attn:  General Counsel
         Telephone:  (561) 912-4438
         Facsimile:  (561) 912-4612

         with a copy to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue....
         New York, New York  10153
         Attn:  Lori R. Fife, Esq.
         Telephone:  (212) 310-8000
         Facsimile:  (212) 310-8007

         If to the Banks:

         Wachtell, Lipton, Rosen & Katz
         51 West 52d Street
         New York, New York  10019
         Attn:  Chaim J. Fortgang, Esq.

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York  10017
         Attn:  Steven M. Fuhrman, Esq.

         10.14 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

         10.15 Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors or Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         10.16 Plan Supplement. The Reorganized Debtors Certificates of Incorporation, the Reorganized Debtors By-laws, the New Bank Guarantee and Security Agreement and Schedules 5.1(a)(x) and 5.1(a)(y) referred to in Section
5.1 of the Plan, shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 10 days prior to the last day upon which holders of Claims may vote to accept or reject the Plan. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 10.14 of the Plan.

         10.17 Sections 1125 and 1126 of the Bankruptcy Code. As of and subject to the occurrence of the Confirmation Date, (i) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation section 1125(a) of the Bankruptcy Code, and any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtors, the Banks and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

         10.18 Allocation of Plan Distributions. All distributions in respect of Claims will be allocated first to the original principal amount of such Claims (as determined for federal income tax purposes), with any excess allocated to the remaining portion of such Claims.

         10.19 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         10.20 Exhibits/Schedules. All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

         10.21 Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated:   New York, New York
         February 6, 2001


                                     AI REALTY MARKETING OF NEW YORK, INC.
                                     BEACON EXPORTS, INC.
                                     BRK BRANDS, INC.
                                     CC OUTLET, INC.
                                     CMO, INC.
                                     COLEMAN ARGENTINA, INC.
                                     THE COLEMAN COMPANY, INC.
                                     COLEMAN POWERMATE, INC.
                                     COLEMAN PUERTO RICO, INC.
                                     COLEMAN VENTURE CAPITAL, INC.
                                     COLEMAN WORLDWIDE CORPORATION
                                     FAMILY GARD, INC.
                                     FIRST ALERT, INC.
                                     GHI I. INC.
                                     GENERAL ARCHERY INDUSTRIES, INC.
                                     JGK, INC.
                                     KAIMONA, INC.
                                     KANSAS ACQUISITION CORP.
                                     L.A. SERVICES, INC.
                                     NIPPON COLEMAN, INC.
                                     PACKS & TRAVEL CORPORATION
                                     PEARSON HOLDINGS, INCORPORATED
                                     RIVER VIEW CORPORATION OF BARLING, INC.
                                     SI II, INC.
                                     SIERRA CORPORATION OF FORT SMITH, INC.
                                     SUNBEAM HEALTH & SAFETY COMPANY
                                     SUNBEAM LATIN AMERICA, LLC
                                     SUNBEAM PRODUCTS, INC.
                                     SUNBEAM SERVICES, INC.
                                     SURVIVAL GEAR, INC.
                                     THALIA PRODUCTS, INC.
                                     THL-FA IP CORP.
                                     VERO DUNES VENTURER, INC.
                                     WOODCRAFT EQUIPMENT COMPANY


                                     By:    /s/ Jerry W. Levin
                                            ____________________________________
                                     Name:  Jerry W. Levin
                                     Title: Chairman and Chief Executive Officer
                                            (Sunbeam Corporation)





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